SECOND SUPPLEMENTAL INDENTURE
Second Supplemental Indenture (this “Supplemental Indenture”), dated as of June 18, 2026, among the guaranteeing parties listed on the signature pages hereto (each, a “Guaranteeing Party” and collectively, the “Guaranteeing Parties”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, Cyprium Corporation, a Delaware corporation (“Cyprium Corp”), and Cyprium Holdings Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Cyprium Luxembourg” and, together with Cyprium Corp., the “Issuers”), have heretofore executed and delivered to the Trustee that certain Indenture (the “Base Indenture”), dated as of March 18, 2026, providing for the issuance of an unlimited aggregate principal amount of 6.125% Senior Notes due 2031 (the “2031 Notes”) and 6.375% Senior Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Notes”);
WHEREAS, on March 30, 2026, certain guaranteeing parties and the Trustee executed the First Supplemental Indenture (the Base Indenture, as modified by the First Supplemental Indenture, the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Parties shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Parties shall fully and unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture, jointly and severally with each other Guarantor, on the terms and conditions set forth herein and under the Base Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)Agreement to Guarantee. Each Guaranteeing Party hereby agrees, as primary obligor and not merely as surety, to fully, unconditionally and irrevocably guarantee on a senior unsecured basis, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other monetary obligations of the Issuers under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes (all such obligations set forth in clauses (a) and (b) above being hereinafter collectively called the “Guaranteed Obligations”) on the terms and subject to the conditions set forth in the Base Indenture, including, but not limited to Article 10 thereof. Such Note Guarantee shall remain in full force and effect until payment in full of all Guaranteed Obligations. Each Guaranteeing Party further agrees that, to the extent permitted under applicable law, the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guaranteeing Party and that such Guaranteeing Party will remain bound under Article 10 of the Base Indenture notwithstanding any extension or renewal of any Guaranteed Obligation.

(3)Limitations Applicable to Polish Guarantors. The following provisions shall apply in the case of any Guaranteeing Party organized under the laws of Poland (a “Polish Guarantor”):

(a)If and to the extent that the performance of obligations by a Polish Guarantor under its Note Guarantee, this Supplemental Indenture or the Indenture would be restricted, limited or prohibited under applicable Polish law (including corporate law, financial assistance rules and capital maintenance requirements) at the time such obligations fall due (the “Polish Restricted Obligations”), the aggregate liability of such Polish Guarantor for Polish Restricted Obligations shall be limited to the maximum amount permitted under applicable Polish law at that time (the “Polish Available Amount”), provided that such limitation shall not release such Polish Guarantor from performing Polish Restricted Obligations in excess thereof, but merely postpone the performance date therefor until such time as performance is again permitted under applicable Polish law.

(b)Each Polish Guarantor confirms that its obligations under its Note Guarantee, this Supplemental Indenture and the Indenture are entered into for valid corporate purposes and provide direct or indirect economic benefit to such Polish Guarantor.

(c)The Note Guarantee granted by any Polish Guarantor under this Supplemental Indenture and the Indenture will be subject to the following limitations: (i) the Note Guarantee will not apply to any liability to the extent that it would result in breaching Article 189 § 2 of the Polish Commercial Companies Code in the form of reduction of the assets required for the coverage of the total nominal capital or the repayment of capital as prohibited under Article 189 § 2 of the Polish Commercial Companies Code or similar provisions of the Polish Commercial Companies Code; and (ii) to the extent the liability of a Polish Guarantor under its Note Guarantee, this Supplemental Indenture and the Indenture is considered a financial liability within the meaning of Article 11 § 2 of the Polish Insolvency Law, the liability of such Polish Guarantor shall be limited so that it does not result in the insolvency (niewypłacalność) of such Polish Guarantor within the meaning of Article 11 § 2 of the Polish Insolvency law or in the insolvency within the meaning of Article 6 section 3 of the Polish Restructuring Law; provided that the limitations set forth above will not apply if one or more of the following circumstances shall have occurred: (i) any Event of Default is continuing, irrespective of whether such Event of Default occurs before or after a Polish Guarantor becomes insolvent (niewypłacalny) within the meaning of Article 11 paragraph 2 of the Polish Insolvency Law or Article 6 of the Polish Restructuring Law; (ii) the liabilities of a Polish Guarantor (other than those under its Note Guarantee, this Supplemental Indenture and the Indenture) result in its insolvency (niewypłacalność) within the meaning of Article 11 paragraph 2 of the Polish Insolvency Law or Article 6 of the Polish Restructuring Law; or (iii) Polish law is amended in such a manner that over-indebtedness (nadmierne zadłużenie) defined in Article 11 paragraph 2 of the Polish Insolvency Law (as in force on the date of this Supplemental Indenture) no longer gives grounds for declaration of bankruptcy or obliges the representatives of a Polish Guarantor to file for bankruptcy.

(4)Waivers. Each of the Guarantors organized under Mexican laws, expressly waives irrevocably and unconditionally:

(a)any right to which it may be entitled under applicable law to (i) have a suit, claim, action or proceeding be initiated and/or completed against the Issuers or the Parent in respect of the Guaranteed Obligations or any other Person (including any Guarantor or any other guarantor) in respect of any Note Guarantee prior to the initiation, claiming or completion of a suit, action or proceeding against any of the Mexican Guarantors under its Note Guarantee, (ii) require that the assets of the Issuers, the Parent or any other Person (including any Guarantor or any other guarantor) first be used, applied or depleted in payment or satisfaction of the Guaranteed Obligations or any obligations under any Note Guarantee before the assets of any of the Mexican Guarantors may be used, applied or depleted in connection with its Note Guarantee, and (iii) have any claims against the Issuers or the Parent in respect of the Guaranteed Obligations and/or against the Guarantors under their respective Note Guarantee be divided among the Guarantors or among any Guarantors and the Issuers, and

(b) to the extent applicable, the benefits of orden, excusión, division, quita and espera and any right specified in Articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826,

2827, 2837, 2838, 2839, 2840, 2842, 2845, 2846, 2847 and any other related or applicable articles of the Federal Civil Code (Código Civil Federal) of Mexico and the Civil Code (Código Civil) of each State of the Mexican Republic and the Federal District of Mexico.

The obligations assumed by each Mexican Guarantor hereunder shall not be affected by the absence of judicial request of payment by a Holder to the Issuers or by whether any such person takes timely action pursuant to Articles 2848 and 2849 of the Federal Civil Code (Código Civil Federal) of Mexico and the Civil Code (Código Civil) of each State of the Mexican Republic and the Federal District of Mexico and each Mexican Guarantor hereby expressly waives the provisions of such Articles.
(5)No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Parties shall have any liability for any obligations of the Issuers or the Guarantors (including the Guaranteeing Parties) under the Notes, any Note Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(6)Jurisdiction; Consent to Service of Process. (i) Each party hereto other than any Mexican Guaranteeing Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Supplemental Indenture or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court, (ii) each Mexican Guaranteeing Party expressly irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Supplemental Indenture or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court, and (iii) exclusively for purposes of the submission by any Mexican Guaranteeing Party under clause (ii) above, waives (1) the right to any other jurisdiction to which it may be entitled by reason of its present or future domicile or place of residence or for any other reason, and (2) any objection to any such court on the ground of venue or forum non conveniens. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(7)Agent for Service. Each of the Mexican Guaranteeing Parties has appointed Cyprium Corporation with offices currently at 5725 Innovation Drive, Troy, MI 48098, as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York.

(8)Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(9)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(10)Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(11)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Parties.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
GUARANTEEING PARTIES:
APTIV HOLDINGS MÉXICO, S. DE R.L. DE C.V.
By:    /s/ Angélica Becerra
    Name: Angélica Becerra
    Title: Authorized Signatory
APTIV CONTRACT SERVICES DE MEXICO, S. DE R.L. DE C.V.
By:    /s/ Angélica Becerra
    Name: Angélica Becerra
    Title: Authorized Signatory
APTIV CONTRACT SERVICES NUEVO LAREDO, S. DE R.L. DE C.V.
By:    /s/ Angélica Becerra
    Name: Angélica Becerra
    Title: Authorized Signatory
APTIV CONTRACT SERVICES, S. DE R.L. DE C.V.
By:    /s/ Angélica Becerra
    Name: Angélica Becerra
    Title: Authorized Signatory
ALAMBRADOS Y CIRCUITOS ELECTRICOS, S. DE R.L. DE C.V.
By:    /s/ Angélica Becerra
    Name: Angélica Becerra
    Title: Authorized Signatory
[Signature Page to Second Supplemental Indenture]

APTIV CONTRACT SERVICES ZACATECAS, S. DE R.L. DE C.V.
By:    /s/ Angélica Becerra
    Name: Angélica Becerra
    Title: Authorized Signatory
RIO BRAVO ELECTRICOS, S. DE R.L. DE C.V.
By:    /s/ Angélica Becerra
    Name: Angélica Becerra
    Title: Authorized Signatory
APTIV CONTRACT SERVICES NORESTE, S. DE R.L. DE C.V.
By:    /s/ Angélica Becerra
    Name: Angélica Becerra
    Title: Authorized Signatory
APTIV MANUFACTURING SERVICES MÉXICO, S. DE R.L. DE C.V.
By:    /s/ Angélica Becerra
    Name: Angélica Becerra
    Title: Authorized Signatory
CYPRIUM POLAND SP. Z O.O.
By:    /s/ Cristian Radu
    Name: Cristian Radu
    Title: President of the Management Board
By:    /s/ Tomasz Duda
    Name: Tomasz Duda
    Title: Member of the Management Board

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:    /s/ David Jason
    Name: David Jason
    Title: Vice President
[Signature Page to Second Supplemental Indenture]